UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2007, MMA Financial, Inc., a wholly owned subsidiary of the registrant, and Charles M. Pinckney executed an employment agreement pursuant to which Mr. Pinckney has been engaged as Chief Operating Officer and has agreed to act, on an interm basis, as Chief Financial Officer, through March 3, 2008. The employment agreement has a term ending on July 9, 2010 and provides for an initial base salary of $450,000 with scheduled 5% annual increases on each January 1st during the term of the agreement. The agreement provides for an annual incentive compensation award of up to 300% of the then effective base compensation under the agreement.

In connection with the execution of his employment agreement, Mr. Pinckney was granted an option award to purchase 125,523 common shares at an exercise price of $23.94 per share, and incentive award of $350,000 in cash. The option expires on August 27, 2017. The option award vests and becomes exercisable ratably over a three year period beginning on February 1, 2008 and on the two succeeding anniversaries of that date.

The employment agreement also contains the following terms and conditions:

• We may terminate the agreement for cause, which includes Mr. Pinckney’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Pinckney to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Pinckney terminates the agreement for other than good reason (defined below), he will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

• If we terminate the agreement without cause, Mr. Pinckney is entitled to receive his base salary through the date of termination, a proportionate share of the incentive compensation that he would have earned for that year and a cash severance payment equal to two times his then current base compensation.

• If Mr. Pinckney is terminated as a result of a disability, he is entitled to receive his base salary through the date of termination, a proportionate share of the incentive compensation that he would have earned for that year and a cash severance payment equal to the greater of (1) his then current base compensation or (2) the base compensation that he would have received between the termination date and the expiration of the agreement.

• If Mr. Pinckney terminates the agreement for good reason (e.g., reduction of compensation or diminution of duties), he is entitled to receive his base salary through the date of termination, a proportionate share of the incentive compensation that he would have earned for that year and a cash severance payment equal to two times his then current base compensation.

• Upon termination of the agreement by us without cause, by Mr. Pinckney for good reason or upon his death or disability, any outstanding deferred cash and equity awards will become fully vested.

• The agreement provides for a death benefit equal to two years’ base salary in the event of Mr. Pinckney's death.

• In lieu of (1) the proportionate share of incentive compensation and (2) the specified cash severance payment in each case payable in the event of termination of the agreement as described above, if the agreement is terminated: (a) by us without cause at any time after or during the three months preceding a Change of Control , or (b) by Mr. Pinckney for good reason at any time after or during the three months preceding the Change of Control, then Mr. Pinckney will be entitled to receive a severance payment equal to the total amount of base compensation and the maximum incentive compensation that Mr. Pinckney would have been eligible to earn through the remainder of the term of the agreement.

• For a twelve-month period following termination of his employment, Mr. Pinckney has agreed not to compete with the company, and for a two year period following the termination of his employment, Mr. Pinckney has agreed not to divulge confidential company information, solicit company employees or customers or disparage the company.

• The agreement requires us to indemnify the Mr. Pinckney from any and all liability for acts or omissions performed in the course of his employment, provided that such acts or omissions do not constitute (a) criminal conduct, (b) willful misconduct or (c) a fraud upon, or a breach of the duty of loyalty to, the company.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Due to the late filing of our Annual Report on Form 10-K for the fiscal year ended 2006 (2006 10-K), we failed to satisfy Section 802.01E of the NYSE Listed Company Manual, which requires us to file our annual report to shareholders in a timely manner. As a result we came under review by the NYSE with respect to the continuation of our listing. We applied for, and on August 31, 2007, we were notified that we received, a six month extension of the time, through March 3, 2008, in which to complete and file our 2006 10-K, subject to reassessment by the NYSE on an ongoing basis. We expect to file our 2006 10-K prior to the extension date. If we do not, the NYSE will initiate suspension of trading and delisting procedures.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement of Charles M. Pinckney

99.1 Press Release

Exhibit 99.1 is being furnished, not filed, with this Current Report on For 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filings made by the registrant with the SEC, unless specifically identified therein as being incorporated therein by reference.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the registrant's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. It is important to note that the registrant's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

August 31, 2007	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement of Charles M. Pinckney
99.1	Press Release